Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	PRESS RELATIONS
BETSY CASTENIR
(1)(212) 339-3424
INVESTOR RELATIONS
ROBERT TUCKER
(1)(212) 339-0861

FSA Holdings Notification of Disclosure

New York, New York, April 5, 2007 – FSA Holdings has posted to its website an Investor’s Overview intended primarily for fixed-income investors, which includes supplementary information related to its previously disclosed December 31, 2006 results.  The presentation may be found at www.fsa.com/financial/investorpresentations.php.

The Company

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees and financial products in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia Group.  For additional information, visit www.fsa.com.